Exhibit 99.4

CONSOLIDATED FINANCIAL STATEMENTS and

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SOUTHERN COLORADO CORP. AND SUBSIDIARY

As of June 30, 2018 and December 31, 2017

and for the six months ended June 30, 2018 and 2017

Southern Colorado Corp. and Subsidiary

CONSOLIDATED BALANCE SHEETS

	June 30, 2018 (Unaudited)	December 31, 2017
	(in thousands)
ASSETS
Cash and due from banks	$4,296	$2,204
Interest-bearing deposits in banks	7,078	15,537
Total cash and cash equivalents	11,374	17,741
Investment securities available for sale	34,258	31,403
Federal Home Loan Bank stock, at cost	129	127
Loans, net of allowance for loan losses of $746 at June 30, 2018 and $1,136 at December 31, 2017	34,832	35,461
Accrued interest receivable	345	302
Premises and equipment, net	1,248	1,989
Real estate held for sale	—	132
Other assets	116	141
Total assets	$82,302	$87,296

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits
Noninterest-bearing	$25,535	$26,737
Interest-bearing	48,647	52,515
Total deposits	74,182	79,252
Notes payable	—	500
Accrued expenses and other liabilities	205	186
Total liabilities	74,387	79,938
Commitments and contingencies (Notes 4, 6 and 11)
Stockholders' equity
Common stock - $1.00 par value; 200,000 shares authorized; 160,000 shares issued and outstanding	160	160
Additional paid-in capital	5,370	5,370
Retained earnings	2,654	1,980
Accumulated other comprehensive loss	(269)	(152)
Total stockholders' equity	7,915	7,358
Total liabilities and stockholders' equity	$82,302	$87,296

See accompanying condensed notes to consolidated financial statements.

Southern Colorado Corp. and Subsidiary

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Six Months Ended June 30,
	2018	2017
	(in thousands)
Interest and dividend income
Loans, including fees	$966	$943
Taxable investment securities	100	51
Tax-exempt investment securities	256	247
Federal Home Loan Bank stock	2	2
Interest-bearing deposits in banks	61	38
Total interest and dividend income	1,385	1,281
Interest expense
Deposits	154	86
Notes payable	3	10
Total interest expense	157	96
Net interest income	1,228	1,185
Credit for loan losses	(400)	—
Net interest income after credit for loan losses	1,628	1,185
Noninterest income
Service charges on deposit accounts	51	49
ATM and debit card	100	88
Mortgage banking	64	94
Net gain (loss) on sale of securities available for sale	(2)	16
Other noninterest income	107	34
Total noninterest income	320	281
Noninterest expense
Salaries and employee benefits	625	571
Occupancy and equipment	145	146
Data processing and software	68	72
ATM and debit card	60	70
Management and administration fees	69	60
Other noninterest expense	307	235
Total noninterest expense	1,274	1,154

NET INCOME	$674	$312

See accompanying condensed notes to consolidated financial statements.

Southern Colorado Corp. and Subsidiary

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

	Six Months Ended June 30,
	2018	2017
	(in thousands)
Net income	$674	$312
Other comprehensive income (loss)
Change in unrealized gain/loss on securities available for sale	(119)	412
Reclassification adjustment for net (gain) loss on sale of securities available for sale realized in net income	2	(16)
Total other comprehensive income (loss)	(117)	396

TOTAL COMPREHENSIVE INCOME	$557	$708

See accompanying condensed notes to consolidated financial statements.

Southern Colorado Corp. and Subsidiary

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Six Months Ended June 30, 2018 and 2017

(Unaudited)

	Common stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income (loss)	Total
	(in thousands)
Balance at December 31, 2016	$160	$5,370	$1,315	$(179)	$6,666
Net income	—	—	312	—	312
Other comprehensive income	—	—	—	396	396
Balance at June 30, 2017	$160	$5,370	$1,627	$217	$7,374

Balance at December 31, 2017	$160	$5,370	$1,980	$(152)	$7,358
Net income	—	—	674	—	674
Other comprehensive loss	—	—	—	(117)	(117)
Balance at June 30, 2018	$160	$5,370	$2,654	$(269)	$7,915

See accompanying condensed notes to consolidated financial statements.

Southern Colorado Corp. and Subsidiary

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2018	2017
	(in thousands)
Cash flows from operating activities
Net income	$674	$312
Adjustments to reconcile net income to net cash from operating activities
Credit for loan losses	(400)	—
Depreciation and software amortization	68	68
Net amortization on investment securities	153	261
(Gain) loss on sale of securities available for sale	2	(16)
Federal Home Loan Bank stock dividends	(2)	(2)
Net loss on disposition of premises and equipment	2	—
Net gain on sales and write-downs of real estate held for sale	(92)	(18)
Net change in:
Accrued interest receivable	(43)	(26)
Other asssets	9	3
Accrued expenses and other liabilities	19	(26)
Net cash provided by operating activities	390	556
Cash flows from investing activities
Purchase of securities available for sale	(5,748)	(3,312)
Maturities, calls and paydowns of securities available for sale	2,463	1,153
Sale of securities available for sale	158	217
Redemption of Federal Home Loan Bank stock	—	1
Loan originations and principal collections, net	1,029	(1,681)
Acquisition of premises, equipment and software	(13)	(42)
Sale of premises, equipment and software	700	—
Proceeds from sale of real estate held for sale	224	138
Net cash used in investing activities	(1,187)	(3,526)
Cash flows from financing activities
Net change in deposits	(5,070)	(3,122)
Payments on notes payable	(500)	—
Net cash used in financing activities	(5,570)	(3,122)
Change in cash and cash equivalents	(6,367)	(6,092)
Cash and cash equivalents at beginning of year	17,741	13,541
Cash and cash equivalents at end of year	$11,374	$7,449

Supplemental Disclosures of Cash Flow Information
Cash paid during the period for interest	$161	$93
Supplemental Disclosures of Non-Cash Transactions
Loan balances transferred to foreclosed assets	$—	$—

See accompanying condensed notes to consolidated financial statements.

Southern Colorado Corp. and Subsidiary

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

The accounting and reporting policies of Southern Colorado Corp. and Subsidiary conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and to general practice within the banking industry.  The following is a summary of the significant accounting and reporting policies:

Organization and Basis of Presentation

Southern Colorado Corp. (“SCC”) is a bank holding company that owns 100% of the stock of Citizens Bank of Pagosa Springs (“the Bank”).  SCC and the Bank are collectively referred to as “the Company.”

The accompanying unaudited consolidated financial statements include the consolidated totals of the accounts of SCC and the Bank.  All significant intercompany accounts and transactions have been eliminated in consolidation.

The unaudited consolidated financial statements and notes herein have been prepared in accordance with U.S. GAAP for interim financial information and do not include all of the information and footnotes required by U.S. GAAP for annual financial statements.  However, the unaudited consolidated financial statements and notes herein reflect all normal and recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the Company’s financial condition, results of operations, changes in comprehensive income and cash flows for the unaudited interim periods.

The results of operations for the six-month period ended June 30, 2018 are not necessarily indicative of the results to be expected for the year ending December 31, 2018 or any other period. The unaudited consolidated financial statements and notes herein should be read in conjunction with the Company’s audited consolidated financial statements and related notes thereto for the year ended December 31, 2017.

Nature of Operations

The Company provides a full range of banking and mortgage services to individual and business customers through its two branches located in Pagosa Springs, Colorado.

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period.  Actual results could differ significantly from those estimates.

Southern Colorado Corp. and Subsidiary

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses and the fair value of financial instruments.  In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties and assesses estimated future cash flows from borrowers’ operations and the liquidation of loan collateral.  In connection with the determination of the fair value of financial instruments, management obtains valuations from a third-party investment accounting service provider except for certain securities valued using level 3 inputs (see Note 9 on fair value measurement).

Investment Securities

Investment securities are classified as “available for sale” and are stated at estimated fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

The amortized cost of debt securities classified as available for sale is adjusted for amortization of purchase premiums and accretion of purchase discounts.  Premiums and discounts are recognized in interest income using the interest method over the terms of the securities.  For mortgage-backed securities, the term of the security is the expected life of the security given estimated paydowns.  For other securities, the term of the security is the earlier of final maturity or the expected call date.  The Company believes amortization to the call date rather than the final maturity date is insignificant to the financial statements as a whole.  Gains and losses on the sale of securities are determined using the specific identification method.

Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation.  For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer.  Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as an impairment charge to earnings.

For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which is recognized as an impairment charge to earnings, and 2) OTTI related to other factors, which is recognized in other comprehensive income.  The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis.  For equity securities, the entire amount of impairment is recognized through earnings.

Southern Colorado Corp. and Subsidiary

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

Loans

Loans that the Company has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, deferred fees or costs on originated loans and purchase premiums or discounts on purchased loans.  Interest income is accrued on the unpaid principal balance.  Loan origination fees, net of certain direct origination costs, are deferred and recognized into interest income over the life of related loans using the interest method.

Past due loans are any loans for which payments of interest, principal or both have not been received within the timeframes designated by the loan agreements.  Loans with payments in arrears but for which borrowers have resumed making scheduled payments are considered past due until arrearages are brought current. Loans that experience insignificant payment delays or payment shortfalls generally are not considered past due. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

The accrual of interest on any loan is discontinued at the time the loan is 90 days past due unless the loan is well secured and in process of collection.  Additionally, loans are placed on nonaccrual at an earlier date if collection of principal or interest is considered doubtful.  When placing a loan on nonaccrual status, interest accrued to date is generally reversed and is charged against the current year's interest income.  Payments received on a loan on nonaccrual status are applied against the balance of the loan. A loan is returned to accrual status when principal and interest are no longer past due and collectibility is no longer doubtful.

Troubled debt restructurings are loans for which concessions in terms have been made as a result of the borrower experiencing financial difficulty.  Generally, concessions granted to customers include lower interest rates and modification of the payment stream to lower or defer payments.  Interest on troubled debt restructurings is accrued under the new terms if the loans are performing and full collection of principal and interest is expected.  However, interest accruals are discontinued on troubled debt restructurings that meet the Company’s nonaccrual criteria.

Generally, loans are charged off in whole or in part after they become significantly past due unless the loan is in the process of restructuring or collection efforts are ongoing and deemed likely to be successful.  Charge off amounts are determined based upon the carrying amount of loans and the amount estimated to be collectible as determined by analyses of expected future cash flows and the liquidation of loan collateral.

Southern Colorado Corp. and Subsidiary

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

Allowance for Loan Losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses, and is established through a provision for loan losses charged to earnings.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.

The allowance consists of specific and general components as follows:

1)

The specific component relates to loans that are considered impaired, and is comprised of valuation allowances calculated on a loan-by-loan basis for impaired loans in excess of a nominal percentage of the Bank’s capital, and calculated on a pool basis for impaired loans below the percentage-of-capital threshold. Impaired loans are all specifically identified loans for which it is probable that the Company will not collect all amounts due according to the contractual terms of the loan agreement.  Factors considered by management in determining whether a loan is impaired include payment status, collateral value, the borrower’s financial condition and overall loan quality as determined by an internal loan grading system.

Included in impaired loans are all nonaccrual loans and all troubled debt restructurings.  Loans that experience insignificant payment delays or payment shortfalls generally are not considered impaired.  For individually evaluated impaired loans for which repayment is expected solely from the collateral, impairment is measured based on the fair value of the collateral.  For other individually evaluated impaired loans, impairment may be measured based on the fair value of the collateral or on the present value of expected future cash flows discounted at the loan’s original effective interest rate.  For impaired loans evaluated on a pool basis, impairment is measured based on statistics reflective of the increased risk of the loan pool.   When the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance.

2)

The general component relates to non-impaired loans, and is based on historical loss experience adjusted for the effects of qualitative factors that are likely to cause estimated credit losses as of the evaluation date to differ from the portfolio’s historical loss experience.  Qualitative factors include the following: economic conditions; industry conditions; changes in lending policies and procedures; trends in the volume and terms of loans; the experience, ability and depth of lending staff; levels and trends in delinquencies and impaired loans; levels and trends in charge-off and recovery activity; levels and trends of loan quality as determined by an internal loan grading system; portfolio concentrations.

Although the allowance contains a specific component, the entire allowance is available for any loan that, in management’s judgment, should be charged off.

Southern Colorado Corp. and Subsidiary

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

On a quarterly basis, management estimates the allowance balance required using the criteria identified above in relation to the relevant risks for each of the Company’s major loan segments.  Significant overall risk factors for both the Company’s commercial and consumer portfolios include the strength of the real estate market and general economic activity in the Company’s market area.

The quality of the Company's loan portfolio is assessed as a function of the levels of past due loans and impaired loans, and internal credit quality ratings which are updated quarterly by management. The ratings on the Company’s internal credit scale are an important part of the Company's overall credit risk management process and are considered in the determination of the allowance for loan losses, and are grouped as follows:

Pass -   Loans with minimal to average identified credit risk.  These loans have borrowers considered creditworthy who have the ability to repay the debt in the normal course of business.  Borrowers have a sound primary and secondary repayment source, with sufficient cash generation to meet ongoing debt service requirements.  Loans are typically fully secured with marketable, margined collateral.

Special mention -   Loans with potential credit weaknesses which deserve management’s close attention.  If left uncorrected, these potential weaknesses may result in deterioration of repayment prospects or the Company’s credit position at some future date.  These loans exhibit characteristics such as declining or stressed financial condition of the borrower, and declining or narrow collateral coverage.

Substandard – Loans inadequately protected by the current financial condition and paying capacity of the borrower or the collateral pledged, if any.  These loans have a well-defined weakness or weaknesses that jeopardize the repayment of the debt.  These loans are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.  In some instances, though not all, the weakness or weaknesses in these loans will necessitate nonaccrual treatment.

Doubtful – Loans in this category have all the weaknesses inherent in those classified as Substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable.  The probability of loss is extremely high, but because of certain important and reasonably specific factors that may work to the advantage and strengthening of the loans, classification as a loss is deferred until more exact status may be determined.

Loss – Loans considered loss are considered uncollectable and of such little value that their continuance as a bankable asset, even with a valuation allowance, is not warranted.  This does not mean the loans have no recovery or salvage value, but rather it is not practical or desirable to defer a charge-off even though a partial recovery may be effected in the future.  Loans classified as a loss are charged-off in the period they are deemed uncollectible.

Southern Colorado Corp. and Subsidiary

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

Determination of the allowance is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available or credit conditions change.  In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance. Such agencies may require the Company to recognize additional losses based on their judgments about information available to them at the time of their examination.

Income Taxes

The Company has elected taxation under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company neither pays federal corporate income taxes on its taxable income nor is allowed a net operating loss carryover or carryback as a deduction.  Instead, the stockholders of the Company include their respective share of the consolidated taxable income or loss in their individual income tax returns.  Accordingly, no income taxes are reflected in the consolidated financial statements.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income/loss. The only component of other comprehensive income/loss consists of net unrealized holding gains and losses on available for sale securities, with no related tax effects.

Loss Contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, excluding transaction costs. When measuring fair value, entities should maximize the use of observable inputs and minimize the use of unobservable inputs. The following describes the three levels of inputs that may be used to measure fair value:

▪	Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

▪

Level 2 Inputs— Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

▪	Level 3 Inputs—Unobservable inputs that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

Southern Colorado Corp. and Subsidiary

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

Significant Applicable Accounting Standards Updates Not Yet Effective

Accounting Standards Update 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.   Under the new standard, the Company will be required to convert from the existing incurred-loss model for determining the allowance for loan losses to an expected-loss model.  An expected-loss model will determine the allowance for loan losses balance based upon credit losses expected to be incurred over the life of the loan portfolio, and will consider not only current credit conditions but also reasonably supportable expectations as to future credit conditions.  The standard will also require securities held to maturity to be evaluated for impairment under an expected-loss model.  The standard is effective for the Company beginning January 1, 2022.  Management is in the processing of determining the impact of the standard on the Company’s consolidated financial statements.

Accounting Standards Update 2016-02, Leases (Topic 326).   Under the new standard, the Company will be required to record a right-of-use asset for leased property and also record a corresponding lease liability.   In general, rather than expense lease payments as they are made as currently done under operating lease guidance, the right-of-use asset will be amortized to expense over the lease term and lease payments will reduce the lease obligation.   The standard is effective for the Company beginning January 1, 2020 and is not expected to have a significant impact on the consolidated financial statements.

Accounting Standards Update 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.  Under the new standard, certain equity investments are required to be carried at fair value, with changes in fair value recognized in net income. This applies to equity investments with readily determinable fair values that are not consolidated or carried on the equity method.  Debt securities classified as available-for-sale will continue to be carried at fair value with changes in fair value recorded through other comprehensive income.  The standard is effective for the Company beginning January 1, 2019, and is not expected to have a significant impact to the consolidated financial statements.

Accounting Standards Update 2014-09, Revenue from Contracts With Customers (Topic 606).  The new standard prescribes a five-step model to determine the amount and timing of revenue recognition related to the consideration the Company expects to receive from the transfer of goods and services.  The standard does not apply to financial instruments, and accordingly will not impact the Company’s recognition of interest income on its loans and investment securities, and will not impact the Company’s recognition of revenue from sales or transfers of loans and investment securities.  The standard is effective for the Company beginning January 1, 2019, and is not expected to have a significant impact to the consolidated financial statements.

Southern Colorado Corp. and Subsidiary

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

Subsequent Events

Management evaluates events occurring subsequent to the balance sheet date, through the date the financial statements are eligible to be issued, to determine whether the events require recognition or disclosure in the financial statements.  With respect to the June 30, 2018 financial statements, Management has considered subsequent events through August 29, 2018.

NOTE 2 - INVESTMENT SECURITIES

The amortized cost and fair value of investment securities, with gross unrealized gains and losses, follows:

	June 30, 2018
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(in thousands)
Debt securities available for sale
U.S. Treasury	$3,004	—	$(8)	$2,996
State and municipal	24,070	68	(208)	23,930
Corporate	7,392	—	(122)	7,270
Mortgage-backed	61	1	—	62
	$34,527	$69	$(338)	$34,258

	December 31, 2017
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(in thousands)
Debt securities available for sale
U.S. Treasury	$1,003	—	$(8)	$995
State and municipal	24,816	78	(182)	24,712
Corporate	5,620	4	(48)	5,576
Mortgage-backed	116	4	—	120
	$31,555	$86	$(238)	$31,403

Southern Colorado Corp. and Subsidiary

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

The amortized cost and fair value of debt securities available for sale at June 30, 2018, by contractual maturity, are shown below.

	Amortized Cost	Fair Value
	(in thousands)
Due in one year or less	$7,639	$7,624
Due after one through five years	22,821	22,622
Due after five years through ten years	3,246	3,160
Due after ten years	760	790
	34,466	34,196
Mortgage-backed	61	62
	$34,527	$34,258

Investment securities may have actual maturities that differ from contractual maturities due to paydowns on the assets underlying the bonds or early call provisions.

Information pertaining to securities available-for-sale, with gross unrealized losses aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	June 30, 2018
	Less than 12 months		Over 12 months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
	(in thousands)
U.S. Treasury	$(4)	$1,999	$(4)	$997
State and municipal	(91)	4,287	(117)	11,343
Corporate	(44)	4,017	(78)	3,253
	$(139)	$10,303	$(199)	$15,593

Southern Colorado Corp. and Subsidiary

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

	December 31, 2017
	Less than 12 months		Over 12 months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
	(in thousands)
U.S. Treasury	$—	$—	$(8)	$995
State and municipal	(172)	14,166	(10)	498
Corporate	(19)	2,753	(29)	1,811
	$(191)	$16,919	$(47)	$3,304

At June 30, 2018, unrealized losses are largely due to differences in market yields as compared to yields available at the time securities were purchased. Management has performed analyses of investment credit quality and cash flows, and does not believe that any securities are impaired due to reasons of credit quality.  The Company has the ability and intent to hold investment securities for a period of time sufficient for a recovery of cost, and fair value is expected to recover as bonds approach maturity.  Accordingly, as of June 30, 2018, management believes the unrealized losses detailed in the table above are temporary.

The Company realized $2,000 in losses and no gains on the sale of investment securities during the six months ended June 30, 2018.  The Company realized $16,000 in gains and no losses on the sale of investment securities during the six months ended June 30, 2017.  All 2017 sales were to an entity affiliated with the Company’s primary shareholder through common ownership.  The sale was initiated for the purpose of removing from the Company’s books non investment-grade municipal securities, and was transacted at estimated fair value.

Investment securities with a fair value of $5,137,000 and $4,732,000 at June 30, 2018 and December 31, 2017, respectively, were pledged as collateral on public deposits and for other purposes as required or permitted by law.

Southern Colorado Corp. and Subsidiary

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

NOTE 3 – LOANS AND ALLOWANCE FOR LOAN LOSSES

Major classifications of loans are as follows:

	June 30, 2018	December 31, 2017
	(in thousands)
Real Estate
Commercial	$13,063	$12,467
Residential 1-4 family	12,587	12,751
Construction, land and land development	4,635	5,432
Multifamily	831	568
Farmland	619	725
	31,735	31,943
Commercial non real estate	1,884	1,863
State and municipal	337	1,366
Consumer and other	1,721	1,498
	35,677	36,670
Less unearned loan fees	(99)	(73)
Less allowance for loan losses	(746)	(1,136)
	$34,832	$35,461

In the ordinary course of business, the Company may grant loans to its executive officers, significant shareholders, directors, and parties affiliated with those persons (collectively, “related parties”).  However, the Company had no loans to related parties at June 30, 2018 and December 31, 2017.

At June 30, 2018 and December 31, 2017, residential 1-4 family real estate loans totaling $9,570,000 and $10,560,000, respectively, are pledged to secure credit facilities and credit enhancement arrangements with the Federal Home Loan Bank of Topeka.

Southern Colorado Corp. and Subsidiary

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

Transactions in the allowance for loan losses are as follows:

	Real Estate	Commercial Non Real Estate	State and Municipal	Consumer and Other	Total
	(in thousands)
Balance at December 31, 2016	$1,205	$63	$22	$18	$1,308
Credit for loan losses	—	—	—	—	—
(Charge-offs)	—	—	—	(2)	(2)
Recoveries	16	—	—	1	17
Net (charge-offs) recoveries	16	—	—	(1)	15
Balance at June 30, 2017	$1,221	$63	$22	$17	$1,323

Balance at December 31, 2017	$1,043	$36	$36	$21	$1,136
Credit for loan losses	(353)	(16)	(17)	(14)	(400)
(Charge-offs)	—	—	—	—	—
Recoveries	9	—	—	1	10
Net (charge-offs) recoveries	9	—	—	1	10
Balance at June 30, 2018	$699	$20	$19	$8	$746

Southern Colorado Corp. and Subsidiary

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

Components of the allowance for loan losses, and the related carrying amount of loans for which the allowance is determined, are as follows:

	June 30, 2018
	Real Estate	Commercial Non Real Estate	State and Municipal	Consumer and Other	Total
	(in thousands)
Allocation of Allowance to:
Impaired loans - evaluated individually	$—	$—	$—	$—	$—
Impaired loans - evaluated collectively	—	—	—	—	—
Total impaired loans	—	—	—	—	—

Unimpaired loans - evaluated collectively	699	20	19	8	746

	$699	$20	$19	$8	$746

Recorded Investment In:
Impaired loans - evaluated individually	$231	$—	$—	$—	$231
Impaired loans - evaluated collectively	—	—	—	—	-
Total impaired loans	231	—	—	—	231

Unimpaired loans - evaluated collectively	31,504	1,884	337	1,721	35,446

	$31,735	$1,884	$337	$1,721	$35,677

Southern Colorado Corp. and Subsidiary

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

	December 31, 2017
	Real Estate	Commercial Non Real Estate	State and Municipal	Consumer and Other	Total
	(in thousands)
Allocation of Allowance to:
Impaired loans - evaluated individually	$—	$—	$—	$—	$—
Impaired loans - evaluated collectively	—	—	—	—	—
Total impaired loans	—	—	—	—	—
Unimpaired loans - evaluated collectively	1,043	36	36	21	1,136
	$1,043	$36	$36	$21	$1,136

Recorded Investment In:
Impaired loans - evaluated individually	$242	$—	$—	$—	$242
Impaired loans - evaluated collectively	—	—	—	—	—
Total impaired loans	242	—	—	—	242
Unimpaired loans - evaluated collectively	31,701	1,863	1,366	1,498	36,428
	$31,943	$1,863	$1,366	$1,498	$36,670

Information relative to impaired loans is as follows:

	June 30, 2018					Six Months Ended June 30, 2018
	Recorded Investment in Impaired Loans With No Valuation Allowance	Recorded Investment in Impaired Loans With A Valuation Allowance	Total Impaired Loans	Valuation Allowance on Impaired Loans	Commitments to Extend Credit on Impaired Loans	Average Impaired Loans
	(in thousands)
Real Estate
Commercial	$231	$—	$231	$—	$—	$237

Southern Colorado Corp. and Subsidiary

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

	December 31, 2017					Year Ended December 31, 2017
	Recorded Investment in Impaired Loans With No Valuation Allowance	Recorded Investment in Impaired Loans With A Valuation Allowance	Total Impaired Loans	Valuation Allowance on Impaired Loans	Commitments to Extend Credit on Impaired Loans	Average Impaired Loans
	(in thousands)
Real Estate
Commercial	$242	$—	$242	$—	$—	$250
Residential 1-4 family	—	—	—	—	—	57
	$242	$—	$242	$—	$—	$307

Impaired loans at June 30, 2018 and December 31, 2017 is comprised of a single loan which is considered a troubled debt restructuring and which is performing under the modified terms.  There are no nonaccrual loans at June 30, 2018 and December 31, 2017.

Interest income recognized on impaired loans is immaterial for the six months ended June 30, 2018 and 2017.

At June 30, 2018, there are no loans in the process of foreclosure.

At June 30, 2018, there are $25,000 in commercial non real-estate loans past due between 30 and 60 days.  At December 31, 2017, there are no loans past due 30 days or greater.

There were no loans modified as a troubled debt restructuring that defaulted during the six months ended June 30, 2018 and 2017 where the default occurred within 12 months of the restructuring.  For the purpose of this disclosure, a default is considered a payment delinquency of 90 days or greater, or foreclosure and repossession of the applicable collateral.

Southern Colorado Corp. and Subsidiary

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

The following summarizes loans by credit rating:

	June 30, 2018
	Credit Rating
	Pass	Special Mention	Substandard	Doubtful	Total loans
	(in thousands)
Real Estate
Commercial	$12,086	$503	$474	$—	$13,063
Residential 1-4 family	12,456	—	131	—	12,587
Construction, land and land development	4,478	—	157	—	4,635
Multifamily	831	—	—	—	831
Farmland	619	—	—	—	619
Commercial non real estate	1,871	—	13	—	1,884
State and municipal	(13)	350	—	—	337
Consumer and other	1,721	—	—	—	1,721
	$34,049	$853	$775	$—	$35,677

	December 31, 2017
	Credit Rating
	Pass	Special Mention	Substandard	Doubtful	Total loans
	(in thousands)
Real Estate
Commercial	$11,446	$526	$495	$—	$12,467
Residential 1-4 family	12,617	—	134	—	12,751
Construction, land and land development	5,275	—	157	—	5,432
Multifamily	568	—	—	—	568
Farmland	725	—	—	—	725
Commercial non real estate	1,863	—	—	—	1,863
State and municipal	986	380	—	—	1,366
Consumer and other	1,484	—	14	—	1,498
	$34,964	$906	$800	$—	$36,670

Southern Colorado Corp. and Subsidiary

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

NOTE 4– SERVICED LOANS AND CREDIT ENHANCEMENTS

At June 30, 2018 and December 31, 2017, the Company has loans totaling $17,806,000 and $18,026,000, respectively, sold to and serviced for the Federal Home Loan Bank of Topeka under the Federal Home Loan Bank’s Mortgage Partnership Finance Program.  Servicing income earned by the Company was $22,000 for each of the six-month periods ended June 30, 2018 and 2017, and is included as a component of mortgage banking income.  A servicing right asset has not been recorded on the basis of immateriality.

At June 30, 2018, the Company has approximately $650,000 in gross credit enhancement exposure to the Federal Home Loan Bank of Topeka relative to the serviced loan portfolio.   In the event that serviced loans default, and borrower equity and private mortgage insurance amounts are depleted and loan losses occur, the credit enhancement exposure is the loss sharing amount to the Federal Home Loan Bank.  The Company has not recorded a liability for the credit enhancement exposure as it believes the fair value of the credit enhancement exposure is immaterial to the consolidated financial statements due to strong credit quality and no loss history.  The gross credit enhancement exposure amount is collateralized by a pledge of loans.

NOTE 5 - DEPOSITS

Deposits are comprised of the following:

	June 30, 2018	December 31, 2017
	(in thousands)
Noninterest-bearing accounts	$25,535	$26,737
Interest-bearing checking and NOW accounts	16,270	17,701
Money market accounts	3,016	3,491
Savings accounts	21,019	23,049
Escrow accounts	25	96
Individual retirement accounts	3,660	3,428
Time certificates of deposit	4,657	4,750
	$74,182	$79,252

At June 30, 2018, there is $20,741,000 in accounts with a balance of $250,000 or greater, including $1,130,000 in individual retirement accounts and time certificates of deposit.  At December 31, 2017, there is $23,458,000 in accounts with a balance of $250,000 or greater, including $871,000 in individual retirement accounts and time certificates of deposit.

Southern Colorado Corp. and Subsidiary

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

Scheduled maturities of individual retirement accounts and time certificates of deposit at June 30, 2018 are as follows (in thousands):

Twelve Months Ending June 30,
2019	$3,047
2020	1,583
2021	718
2022	1,069
2023	1,210
Thereafter	690
$8,317

At June 30, 2018 and December 31, 2017, the Company had $693,000 and $854,000, respectively, in deposits from its executive officers, significant shareholders, directors, and parties affiliated with those persons.

NOTE 6 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers.  These financial instruments include commitments to extend credit and letters of credit.   The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.  The contract amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amounts of those instruments.  The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no breach of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The Company evaluates each customer's credit-worthiness on a case-by-case basis.  The amount of collateral obtained, if deemed necessary, by the Company upon extension of credit is based on management's credit evaluation of the customer.  Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment and real estate.  Some unfunded commitments under commercial lines of credit, revolving lines of credit and overdraft protection agreements are uncollateralized.

Southern Colorado Corp. and Subsidiary

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

The following financial instruments were outstanding whose contract amounts represent risk:

	June 30, 2018	December 31, 2017
	(in thousands)
Commitments to extend credit	$7,224	$6,051
Standby letters of credit	144	100
	$7,368	$6,151

NOTE 7 - EMPLOYEE BENEFIT PLAN

The Company has a defined contribution and profit sharing plan in which substantially all full-time employees have elected to participate.  Employees may contribute from 1% to 75% of their compensation to the plan, subject to certain limits based on federal tax laws.  The Company may make safe harbor contributions to the plan of 3% of participants’ compensation and these contributions are immediately vested.  Additionally, based on certain performance measures of the Bank, the Company may make profit sharing contributions of up to 12% of participants’ compensation. Company profit sharing contributions vest to participant’s over six years.  Expense attributable to this plan for was $23,000 and $9,000 for the six months ended June 30, 2018 and 2017, respectively.

NOTE 8 - REGULATORY MATTERS

Banks and bank holding companies are subject to various regulatory capital requirements administered by state and federal banking agencies.  Capital adequacy guidelines, and additionally for banks prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices.  Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weighting and other factors.

The Basel III Capital Rules became effective for the Bank on January 1, 2015, subject to a phase-in for certain provisions.  Quantitative measures established by the Basel III Capital Rules to ensure capital adequacy require the maintenance of minimum amounts and ratios (set forth in the table below) of common equity tier 1 capital, tier 1 capital and total capital (as defined in the regulations) to risk-weighted assets (as defined), and of tier 1 capital to quarterly average assets (as defined).

Southern Colorado Corp. and Subsidiary

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

The Bank’s regulatory capital is comprised of the following:  1) Common equity tier 1 capital – consisting of common stock, related paid-in-capital and retained earnings; 2) Additional tier 1 capital – there are no components of tier 1 capital beyond common equity tier 1 capital; 3) Tier 2 capital - consisting of a permissible portion of the allowance for loan losses; and 4) total capital - the aggregate of  all tier 1 and tier 2 capital.  In connection with the adoption of the Basel III Capital Rules, the Bank elected to opt-out of the requirement to include most components of accumulated other comprehensive income/loss in common equity tier 1 capital.

When fully phased in on January 1, 2019, the Basel III capital rules will require the Bank to maintain a minimum ratio of common equity tier 1 capital to risk-weighted assets of at least 4.5%, plus a 2.5% “capital conservation buffer” (which is added to the 4.5% common equity tier 1 capital ratio as the buffer is phased in, effectively resulting in a minimum ratio of common equity tier 1 capital to risk-weighted assets of 7.0% upon full phase in).  The Bank will also be required to maintain a tier 1 capital to risk-weighted assets ratio of 6.0% (8.5% including the capital conservation buffer), a total capital to risk-weighted assets ratio of 8.0% (10.5% including the capital conservation buffer), and a tier 1 capital to quarterly average assets ratio of 4.0%.

The aforementioned capital conservation buffer phases in at 0.625% annually over a four-year period beginning January 1, 2016, and is designed to absorb losses during periods of economic stress.  Banking institutions with capital ratios above the base minimums but below the effective minimums (which include the buffer) will face constraints on dividends, equity repurchases and compensation based on the amount of the shortfall.

The following table presents actual and required capital ratios as of June 30, 2018 and December 31, 2017 for the Bank under the Basel III Capital Rules.  The minimum required capital amounts presented include the minimum required capital levels as of June 30, 2018 and December 31, 2017 based on the phase-in provisions of the Basel III Capital Rules and the minimum required capital levels as of January 1, 2019 when the Basel III Capital rules have been fully phased-in, and include the capital conservation buffer.  Capital levels required to be considered well capitalized are based on prompt corrective action regulations, as amended to reflect changes under the Basel III Capital Rules.

Southern Colorado Corp. and Subsidiary

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

Regulatory authorities can initiate certain mandatory actions if the Bank fails to meet the minimum capital requirements, which could have a direct and material effect on the Company’s financial statements.  Management believes, as of June 30, 2018, that the Bank meets all capital adequacy requirements to which it is subject and that the Bank exceeds the minimum levels necessary to be considered “well capitalized.”

	Actual		Minimum required for capital adequacy purposes - Basel III phase-in schedule		Minimum required for capital adequacy purposes - Basel III fully phased-in		Required to be considered well capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(dollars in thousands)
As of June 30, 2018
Total capital (to risk weighted assets)	$8,218	15.09%	$5,379	9.875%	$5,720	10.5%	$5,447	10.0%
Tier 1 capital (to risk weighted assets)	7,536	13.83%	4,290	7.875%	4,630	8.5%	4,358	8.0%
Common equity tier 1 capital (to risk weighted assets)	7,536	13.83%	3,473	6.375%	3,813	7.0%	3,541	6.5%
Tier 1 capital (to average assets)	7,536	9.12%	3,305	4.00%	3,305	4.0%	4,132	5.0%

As of December 31, 2017
Total capital (to risk weighted assets)	$8,472	15.64%	$5,010	9.25%	$5,687	10.5%	$5,417	10.0%
Tier 1 capital (to risk weighted assets)	7,789	14.38%	3,927	7.25%	4,604	8.5%	4,333	8.0%
Common equity tier 1 capital (to risk weighted assets)	7,789	14.38%	3,114	5.75%	3,792	7.0%	3,521	6.5%
Tier 1 capital (to average assets)	7,789	9.21%	3,384	4.00%	3,384	4.0%	4,230	5.0%

Southern Colorado Corp. and Subsidiary

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

Note 9 - Fair Value MEASUREMENTS AND DISCLOSURES

The following is a description of the Company’s valuation methodologies for assets and liabilities recorded at fair value:

Securities Available for Sale –Debt securities are reported at fair value based upon measurements obtained from an independent pricing service. The fair value measurements are determined by quoted market prices, if available (Level 1), or consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, market consensus prepayment speeds, credit information and the bonds’ terms and conditions, among other things (Level 2).  For certain municipal securities and corporate securities, including auction rate municipal securities, market activity and observable data is highly limited. Fair value of these securities is considered to be amortized cost (level 3).

Impaired Loans - The Company does not record loans at fair value on a recurring basis. However, from time to time, valuation allowances are recorded on these loans to reflect (1) the current appraised or market-quoted value of the underlying collateral, less an estimate of cost to sell, or (2) the discounted value of expected cash flows. In some cases, the properties for which market quotes or appraised values have been obtained are located in areas where comparable sales data is limited, outdated, or unavailable. Fair value estimates for impaired loans measured for impairment based upon the value of the collateral are obtained from independent appraisers or other third-party consultants, and for other impaired loans are based on discounted cash flow analyses (Level 3).

Real Estate Held For Sale-  The Company does not record real estate held for sale at fair value on a recurring basis. However, from time to time, fair value adjustments are recorded on these properties to reflect the current appraised value (less an estimate of cost to sell). In some cases, the properties for which appraised values have been obtained are located in areas where comparable sales data is limited, outdated, or unavailable. Fair value estimates for real estate held for sale are obtained from independent appraisers or other third-party consultants (level 3).

Southern Colorado Corp. and Subsidiary

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

The following table provides the hierarchy and fair value for each major category of assets and liabilities recorded at fair value on a recurring basis:

	Quoted prices in active markets for identical assets (Level 1)	Other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Carrying amount
	(in thousands)
June 30, 2018
Debt Securities Available for Sale
U.S. Treasury	$—	$2,996	$—	$2,996
State and municipal	—	23,490	440	23,930
Corporate	—	7,270	—	7,270
Mortgage-backed	—	62	—	62
	$—	$33,818	$440	$34,258

December 31, 2017
Securities Available for Sale
U.S. Treasury	$—	$995	$—	$995
State and municipal	—	23,382	1,330	24,712
Corporate	—	5,076	500	5,576
Mortgage-backed	—	120	—	120
	$—	$29,573	$1,830	$31,403

Activity for debt securities available for sale recorded at fair value on a recurring basis using significant unobservable inputs (Level 3) is immaterial to the financial statements for each of the six-month periods ended June 30, 2018 and 2017.

Assets and liabilities recorded at fair value on a non-recurring basis are comprised of impaired loans and real estate held for sale which are all valued using level 3 measurements.  At June 30, 2018 and December 31, 2017, there are no impaired loans with valuation allowances.  At June 30, 2018, there is no real estate held for sale.  At December 31, 2017, real estate held for sale with an initial cost basis of $770,000 has a $638,000 valuation allowance, resulting in a net carrying amount of $132,000.

Southern Colorado Corp. and Subsidiary

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

NOTE 10–RELATED PARTY TRANSACTIONS

Related party investment transactions, loans and deposits are described in Notes 2, 3 and 5, respectively.  A subsequent event involving a related party is described in Note 11.

The Company is affiliated with other banks through common ownership.  The Company had loan participations sold to these affiliates of $696,000 and $1,389,000 at June 30, 2018 and December 31, 2017, respectively.  The Company had loan participations purchased from these affiliates of $835,000 and $2,315,000 at June 30, 2018 and December 31, 2017, respectively.

The Company receives item processing and data processing services from First National Bank of Durango, one of the affiliated banks.  Fees paid by the Company for these services totaled $32,000 in each of the six-month periods ended June 30, 2018 and 2017.

The Company is affiliated with several non-bank entities through common ownership.  These affiliates provide various management and administration services to the Company. The Company paid these affiliates $69,000 and $60,000 during the six months ended June 30, 2018 and 2017, respectively.

Notes payable of $500,000 at December 31, 2017 are comprised of unsecured promissory notes payable to certain shareholders of the Company. The notes were paid off and retired in February, 2018.

NOTE 11– SALE OF COMPANY, SUBSEQUENT EVENTS AND RELATED CONTINGENCIES

Sale of Company

In the second quarter of 2018, the Company entered into a definitive agreement to be acquired by, and merged with and into, Triumph Bancorp, Inc. through the Company’s shareholders’ exchange of all the Company’s common stock for cash from Triumph (NASDAQ:  TBK).  The transaction is expected to close in September, 2018.

Land Sale to Related Party and Remediation Contingency

In March, 2018, the Company sold land with a carrying amount of $702,000 to a non-bank entity affiliated with the Company through common ownership.  The land was vacant land held for a future branch location no longer expected to be constructed by the Company, and was sold for its estimated fair value of $700,000.  The land has a drainage issue existing prior to the sale of the land which the Company believes is due to the incorrect installation of a highway drainage system by the Colorado Department of Transportation.  The Town of Pagosa Springs petitioned the Company to remedy the drainage issue, citing a risk of improper drainage during a flood. It was not clear to the Company whether or not it had any responsibility for rectifying potential drainage issues; however, subsequent to June 30, 2018, the Company paid an additional $289,000 to the related party for the related party to assume the remediation contingency.  The payment amount was based on an engineering estimate of remediation cost.

Southern Colorado Corp. and Subsidiary

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

As of June 30, 2018, the Company had not recorded any liability with respect to the remediation contingency as the Company could not reasonably determine whether it is probable that it is responsible for remediation, and the decision to convey the contingency to the related party even though responsibility for remediation has not been established was a determination made by the Company subsequent to June 30, 2018.

SUPPLEMENTAL CONSOLIDATING SCHEDULES

Southern Colorado Corp. and Subsidiary

UNAUDITED SUPPLEMENTAL CONSOLIDATING BALANCE SHEETS

	June 30, 2018
	Citizens Bank of Pagosa Springs	Southern Colorado Corp.	Consolidating Entries	Consolidated
	(dollars in thousands)
ASSETS
Cash and due from banks	$4,296	$714	$(714)	$4,296
Interest-bearing deposits in banks	7,078	—	—	7,078
Total cash and cash equivalents	11,374	714	(714)	11,374
Investment securities available for sale	34,258	—	—	34,258
Federal Home Loan Bank stock	129	—	—	129
Loans, net of allowance for loan losses of $746	34,832	—	—	34,832
Accrued interest receivable	345	—	—	345
Premises and equipment, net	1,248	—	—	1,248
Other assets	116	—	—	116
Investment in Citizens Bank of Pagosa Springs	—	7,267	(7,267)	—
	$82,302	$7,981	$(7,981)	$82,302

LIABILITIES
Deposits
Noninterest-bearing	$26,249	—	$(714)	$25,535
Interest-bearing	48,647	—	—	48,647
Total deposits	74,896	—	(714)	74,182
Accrued expenses and other liabilities	139	66	—	205
Total liabilities	75,035	66	(714)	74,387

STOCKHOLDERS' EQUITY
Common stock	200	160	(200)	160
Additional paid-in capital	4,700	5,370	(4,700)	5,370
Retained earnings	2,636	2,654	(2,636)	2,654
Accumulated other comprehensive loss	(269)	(269)	269	(269)
Total stockholders' equity	7,267	7,915	(7,267)	7,915
	$82,302	$7,981	$(7,981)	$82,302

Southern Colorado Corp. and Subsidiary

UNAUDITED SUPPLEMENTAL CONSOLIDATING BALANCE SHEETS

	December 31, 2017
	Citizens Bank of Pagosa Springs	Southern Colorado Corp.	Consolidating Entries	Consolidated
	(dollars in thousands)
ASSETS
Cash and due from banks	$2,204	$224	$(224)	$2,204
Interest-bearing deposits in banks	15,537	—	—	15,537
Total cash and cash equivalents	17,741	224	(224)	17,741
Investment securities available for sale	31,403	—	—	31,403
Federal Home Loan Bank stock	127	—	—	127
Loans, net of allowance for loan losses of $1,136	35,461	—	—	35,461
Accrued interest receivable	302	—	—	302
Premises and equipment, net	1,989	—	—	1,989
Real estate held for sale	132	—	—	132
Other assets	140	1	—	141
Investment in Citizens Bank of Pagosa Springs	—	7,637	(7,637)	—
	$87,295	$7,862	$(7,861)	$87,296

LIABILITIES
Deposits
Noninterest-bearing	$26,961	$—	$(224)	$26,737
Interest-bearing	52,515	—	—	52,515
Total deposits	79,476	—	(224)	79,252
Notes payable	—	500	—	500
Accrued expenses and other liabilities	182	4	—	186
Total liabilities	79,658	504	(224)	79,938

STOCKHOLDERS' EQUITY
Common stock	200	160	(200)	160
Additional paid-in capital	4,700	5,370	(4,700)	5,370
Retained earnings	2,889	1,980	(2,889)	1,980
Accumulated other comprehensive loss	(152)	(152)	152	(152)
Total stockholders' equity	7,637	7,358	(7,637)	7,358
	$87,295	$7,862	$(7,861)	$87,296

Southern Colorado Corp. and Subsidiary

UNAUDITED SUPPLEMENTAL CONSOLIDATING STATEMENTS OF INCOME

	Six Months Ended June 30, 2018
	Citizens Bank of Pagosa Springs	Southern Colorado Corp.	Consolidating Entries	Consolidated
	(dollars in thousands)
Interest and dividend income
Loans, including fees	$966	$—	$—	$966
Taxable investment securities	100	—	—	100
Tax-exempt investment securities	256	—	—	256
Federal Home Loan Bank stock	2	—	—	2
Interest-bearing deposits	61	—	—	61
Total interest and dividend income	1,385	—	—	1,385

Interest expense
Deposits	154	—	—	154
Notes payable	—	3	—	3
Total interest expense	154	3	—	157

Net interest income	1,231	(3)	—	1,228

Credit for loan losses	(400)	—	—	(400)

Net interest income after provision for loan losses	1,631	(3)	—	1,628

Noninterest income
Service charges on deposit accounts	51	—	—	51
ATM and debit card	100	—	—	100
Mortgage banking	64	—	—	64
Net loss on sale of securities available for sale	(2)	—	—	(2)
Other noninterest income	99	8	—	107
	312	8	—	320

Noninterest expense
Salaries and employee benefits	625	—	—	625
Occupancy and equipment	145	—	—	145
Data processing and software	68	—	—	68
ATM and debit card	60	—	—	60
Management and administration fees	69	—	—	69
Other noninterest expense	230	77	—	307
	1,197	77	—	1,274

Income (loss) before equity in income of subsidiary	746	(72)	—	674

Equity in income of subsidiary	—	746	(746)	—

Net income	$746	$674	$(746)	$674

Southern Colorado Corp. and Subsidiary

UNAUDITED SUPPLEMENTAL CONSOLIDATING STATEMENTS OF INCOME

	Six Months Ended June 30, 2017
	Citizens Bank of Pagosa Springs	Southern Colorado Corp.	Consolidating Entries	Consolidated
	(dollars in thousands)
Interest and dividend income
Loans, including fees	$943	$—	$—	$943
Taxable investment securities	51	—	—	51
Tax-exempt investment securities	247	—	—	247
Federal Home Loan Bank stock	2	—	—	2
Interest-bearing deposits	38	—	—	38
Total interest and dividend income	1,281	—	—	1,281

Interest expense
Deposits	86	—	—	86
Notes payable	—	10	—	10
Total interest expense	86	10	—	96

Net interest income	1,195	(10)	—	1,185

Credit for loan losses	—	—	—	—

Net interest income after provision for loan losses	1,195	(10)	—	1,185

Noninterest income
Service charges on deposit accounts	49	—	—	49
ATM and debit card	88	—	—	88
Mortgage banking	94	—	—	94
Net gain on sale of securities available for sale	9	7	—	16
Other noninterest income	34	—	—	34
	274	7	—	281

Noninterest expense
Salaries and employee benefits	571	—	—	571
Occupancy and equipment	146	—	—	146
Data processing and software	72	—	—	72
ATM and debit card	70	—	—	70
Management and administration fees	60	—	—	60
Other noninterest expense	229	6	—	235
	1,148	6	—	1,154

Income (loss) before equity in income of subsidiary	321	(9)	—	312

Equity in income of subsidiary	—	321	(321)	—

Net income	$321	$312	$(321)	$312